Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TORBAY HOLDINGS, INC.", FILED IN THIS OFFICE ON THE EIGHTEENTH DAY OF OCTOBER, A.D. 2005, AT 3 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3017877 8100

050849707

AUTHENTICATION: 4237244

DATE: 10-19-05

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:59 PM 10/18/2005
FILED 03:00 PM 10/18/2005
SRV 050849707 - 3017877 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TORBAY HOLDINGS, INC.

TORBAY HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted the following resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of Torbay Holdings, Inc. is hereby amended by striking out the first paragraph of Article Four and by substituting in lieu of said paragraph the new paragraph read as follows:

" The total number of shares of stock which the Corporation shall have authority to issue is 270,000,000 shares, consisting of 250,000,000 shares of Common Stock having a par value of $.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $.0001 per share."

SECOND: The foregoing amendment was duly approved and adopted by the directors and stockholders of said corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, I have made, signed and subscribed this Certificate of Amendment this 11th day of October 2005, and affirm that the statements contained herein are true under penalties of perjury.

Alexander Gordon Lane, Chairman of the
Board of Directors